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                                                                    EXHIBIT 10.3


                        AMENDMENT TO CREDIT AGREEMENT


     This Amendment to Credit Agreement, dated as of September 30, 1995 , 1995 (this "Agreement") is by and between Atlantis Plastics, Inc., a Florida corporation and Atlantis Plastics Injection Molding, Inc., a Kentucky corporation (collectively, the "Borrower"), and National City Bank, Northeast (the "Bank").

                                   RECITALS

     A. Borrower and Bank are parties to that certain Credit Agreement dated as of May 19, 1995 (the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

     B. The parties hereto wish to amend the Credit Agreement, as provided herein.

     NOW THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment to the Credit Agreement. The Credit Agreement is hereby amended as follows:

     Section 3B.04 of the Credit Agreement is amended to provide that for the Fiscal Quarters ending September 30, 1995, and December 31, 1995, Indebtedness to EBIDAT shall not be greater than 5.0 at the end of such Fiscal Quarters calculated on a trailing twelve (12) Fiscal Month basis. Thereafter, Indebtedness to EBIDAT, on a trailing twelve (12) Fiscal Month basis, shall not be greater than 4.75 at the end of any Fiscal Quarter.

     2. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower represents and warrants to Bank that:

          (a) Authority and Binding Effect. The execution, delivery, and performance by Borrower of this Agreement is within its corporate power, has been duly authorized by all necessary corporate action (including, without limitation, shareholder approval), has received all necessary government approvals (if any shall be required), and does not and will not contravene or conflict with any provision of law applicable to Borrower, the Certificate of Incorporation or Bylaws of Borrower, or any order, judgment, or decree of any court or other agency of government or any agreement, instrument, or document binding upon Borrower, and the Credit Agreement as heretofore amended as of the date hereof is the legal, valid, and binding obligation of Borrower enforceable against Borrower in accordance with its terms.



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          (b)  No Default.  No Default or Event of Default under the Credit
Agreement has occurred and is continuing.

          (c) Warranties and Representations. The warranties and representations of Borrower contained in this Agreement, the Credit Agreement, and the Financing Agreements, shall be true and correct as of the date hereof, with the same effect as though made on such date except to the extent that such representations and warranties expressly relate solely to an earlier date, in which such representations or warranties were true and correct as of such earlier date.

     3.   Miscellaneous.

          (a) Captions. Section captions used in this Agreement are for convenience only, and shall not affect the construction of this Agreement.

          (b) Governing Law. This Agreement shall be a contract made under and governed by the laws of the State of Ohio, without regard to conflict of laws principles. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (c) Counterparts. This Agreement may be executed in counterparts, each of which counterparts shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same Agreement.

          (d) Successors and Assigns. This Agreement shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the sole benefit of Borrower and Bank and the successors and assigns of Borrower and Bank.

          (e) References. Any reference to the Credit Agreement or the Financing Agreements contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Agreement shall be deemed to include this Agreement unless the context shall otherwise require.

          (f) Continued Effectiveness. Notwithstanding anything contained herein, the terms of this Agreement are not intended to and do not serve to effect a novation as to the Credit Agreement. The parties hereto expressly do not intend to extinguish the Credit Agreement. Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement which is evidenced by the notes provided for therein and secured by the Collateral. The Credit Agreement and each of the Loan Documents remain in full force and effect.


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     Delivered at Atlanta, Georgia, as of the date and year first above written.

                                        ATLANTIS PLASTICS, INC.
                                        (a Florida corporation)

                                        By:  /s/ Peter Kacer
                                            ----------------------------------
                                        Printed Name:  Peter Kacer
                                                      ------------------------
                                        Title:  Vice President & Controller
                                               -------------------------------


                                        ATLANTIS PLASTICS INJECTION
                                        MOLDING, INC.
                                        (a Kentucky corporation)

                                        By:  /s/ Peter Kacer
                                            ----------------------------------
                                        Printed Name:  Peter Kacer
                                                      ------------------------
                                        Title:  Vice President
                                               -------------------------------

                                        NATIONAL CITY BANK, NORTHEAST

                                        By:  /s/ Brian V. Kochunas
                                            ----------------------------------
                                        Printed Name:  BRIAN V. KOCHUNAS

                                        Title:  Vice President




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